UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2013

RTI SURGICAL, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-31271	59-3466543
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (386)418-8888

RTI Biologics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Credit Facility

On July 16, 2013, RTI Surgical, Inc. (formerly known as RTI Biologics, Inc.), a Delaware corporation (the “Company”), entered into a Second Amended and Restated Loan Agreement, dated as of July 16, 2013 (the “Loan Agreement”), among the Company, TD Bank, N.A. and Regions Bank, as Lenders (together with the various financial institutions as are or may become parties thereto, the “Lenders”) and TD Bank, N.A., as administrative agent for the Lenders. The Loan Agreement provides for a revolving credit facility in an aggregate amount of $20,000,000.00 (the “Revolving Credit Facility”) and a term loan facility in an aggregate amount of $60,000,000.00 (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Facility”). The Facility is secured by substantially all the assets of the Company and its subsidiaries (the “Collateral”) and guaranteed by the Company’s domestic subsidiaries (other than RTI Donor Services, Inc.).

Borrowings made pursuant to the Loan Agreement will bear interest at a rate per annum equal to LIBOR plus a margin of, initially, 1.50%. This margin is subject to adjustment after the end of each fiscal quarter, based upon the Company’s consolidated leverage ratio at such time.

The Company used the proceeds of the Term Loan Facility and borrowings under the Revolving Credit Facility to fund a portion of the purchase price and pay certain transaction expenses at the closing of the acquisition of Pioneer Surgical Technology, Inc., a Michigan corporation (“Pioneer”), as described in Item 2.01 of this Report.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement which is attached to this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated herein by reference.

Amendment to the Investment Agreement

On July 15, 2013, the Company and WSHP Biologics Holdings, LLC, a Delaware limited liability company (“WSHP”), entered into an amendment (the “Amendment”) to the Investment Agreement dated June 12, 2013 (the “Investment Agreement”) between the Company and WSHP. The Company filed a copy of the Investment Agreement as an exhibit to its Current Report on Form 8-K filed on June 13, 2013. The purpose of the Amendment was to replace the form of Certificate of Designation of Series A Convertible Preferred Stock and the form of Investor Rights Agreement, which were attached as Exhibit B and Exhibit C, respectively, to the Investment Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment which is attached to this Current Report on Form 8-K as Exhibit 10.2 and which is incorporated by reference.

Series A Preferred Stock Certificate of Designation

In connection with the closing of the transactions contemplated by the Investment Agreement, as amended, the Company filed a Certificate of Designation of Series A Convertible Preferred Stock (the “Certificate of Designation”) creating the Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), and establishing the designations, preferences, and other rights of the Preferred Stock.

In the Investment Agreement, the Company agreed to use its reasonable best efforts to hold as soon as reasonably practicable following the issuance of the Preferred Stock a meeting of the stockholders of the Company to vote on the approval of the issuance of the Preferred Stock with the rights and privileges described in this Certificate of Designation (the “Requisite Stockholder Approval”). In the event that the Company does not obtain the Requisite Stockholder Approval at the first stockholders’ meeting, then the Company has agreed to use its reasonable best efforts to obtain such stockholder approval as soon as practicable thereafter, and until such stockholder approval has been obtained, the Company shall use its reasonable best efforts to obtain the Requisite Stockholder Approval at each meeting of the Company’s stockholders occurring after the issuance of the Preferred Stock.

The Preferred Stock will accrue dividends at a rate of 6% per annum, subject to adjustment to 12% per annum if the Company does not obtain the Requisite Stockholder Approval within 180 days following the date of issuance of the Preferred Stock, payable in cash on a quarterly basis for each outstanding share of Preferred Stock. To the extent dividends are not paid in cash in any quarter, the dividends which have accrued on each outstanding share of Preferred Stock during such three-month period shall be accumulated and shall be added to the Liquidation Value (defined below) with respect to such share of Preferred Stock.

The Preferred Stock will be convertible at the election of the holders into shares of the Company’s common stock at an initial conversion price of $4.39 per share following the receipt of the Requisite Stockholder Approval, and if such approval is not obtained, the Preferred Stock shall not be convertible into more than 19.99% of shares of Common Stock outstanding immediately prior to the date of issuance of the Preferred Stock. The Preferred Stock will be convertible at the election of the Company five years after its issuance or at any time if the Company’s common stock closes at or above $7.98 per share for at least 20 consecutive trading days.

The Company may, upon 30 days notice, redeem the Preferred Stock, in whole or in part, five years after its issuance at the liquidation value of $1,000 per share of the Preferred Stock plus an amount per share equal to accrued but unpaid dividends (collectively, the “Liquidation Value”). The holders of the Preferred Stock may require the Company to redeem their Preferred Stock, in whole or in part, at the Liquidation Value seven years after its issuance or upon the occurrence of a change of control.

Pursuant to the terms of the Certificate of Designation, so long as shares of the Preferred Stock are outstanding and the Preferred Percentage (defined below) equals or exceeds 5%, the holders of Preferred Stock, voting as a separate class, are entitled to elect a number of directors (the “Preferred Directors”) to the Company’s board of directors (the “Board”) equal to the (i) the Preferred Percentage, and (ii) the total number of directors on the Board, including the number of Preferred Directors appointed or appointable to the Board; provided, that if such product is not a whole number, then the number of Preferred Directors shall be the next whole number larger than such product. The Preferred Percentage is calculated as (i) the number of shares of common stock issuable upon the conversion of all of the outstanding Preferred Stock (without regard to any restrictions on conversion), plus the number of shares of common stock that were issued pursuant to the conversion of any Preferred Stock, divided by (ii) the number of issued and outstanding shares of common stock, plus the number of shares of common stock issuable upon conversion of the Preferred Stock (without regard to any restrictions on conversion).

Under the Certificate of Designation, the Preferred Stock will vote together with the Common Stock on an as-converted basis; however, no holder of Preferred Stock may vote prior to the first vote of the shareholders of the Company with respect to the approval of the terms of the Preferred Stock and if such approval is not obtained no holder of Preferred Stock may vote more than 19.99% of shares of Common Stock outstanding immediately prior to the date of issuance of the Preferred Stock. In addition, so long as shares of the Preferred Stock are outstanding and the Preferred Percentage equals or exceeds 10%, the Preferred Stock has certain veto rights, which rights, among others, permit the holders of a majority of the shares of Preferred Stock to prohibit certain actions of the Company, including: (i) a liquidation, dissolution or wind-up of the Company (whether voluntary or involuntary), (ii) any amendments to any provision of the Certificate of Incorporation or Bylaws that would have a material adverse effect on any right, preference, privilege or voting power of the Preferred Stock or the holders thereof, (iii) a change in the size of the Board; (iv) any amendments to any agreement, transaction, commitment or arrangement with any affiliates of the Company, except for customary employment arrangements and benefit programs. In addition, pursuant to the terms of the Certificate of Designation, so long as any shares of the Preferred Stock remain outstanding, without the prior written consent of the Preferred Stock majority holders, the Company will not, nor will it permit any subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any junior securities (including the Company’s common stock), nor will the Company directly or indirectly declare or pay any dividend or make any distribution upon any junior securities (including the Company’s common stock).

In addition, the Certificate of Designation provides that, upon any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, holders of the Preferred Stock shall be entitled to receive for each share of Preferred Stock, out of the assets of the Company available for distribution to the Company’s shareholders, before any distribution of such assets is made to the holders of junior stock, including the Company’s common stock, an amount equal to the greater of (1) Liquidation Value and (2) the per share amount of all cash and other property to be distributed in respect of the Company’s common stock such holder would have been entitled to had it converted such Preferred Stock (without regard to any limits on conversion) immediately prior to the date fixed for such liquidation, dissolution or winding up of the Company.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation which is attached to this Form 8-K as Exhibit 3.1 and which is incorporated herein by reference.

Investor Rights Agreement

On July 16, 2013, the Company and WSHP entered into an Investor Rights Agreement dated July 16, 2013 (the “Investor Rights Agreement”).

Pursuant to the terms of the Investor Rights Agreement the Company has agreed to file a registration statement covering the resale of the Company’s common stock issued to WSHP upon conversion of its shares of Preferred Stock, and WSHP will have demand registration rights and piggyback registration rights under certain circumstances. In addition, the Investor Rights Agreement provides for the holders of the Preferred Stock to have director designation rights generally on the same terms as provided under the Certificate of Designation if such holders no longer hold a right to elect any Preferred Directors pursuant to the Certificate of Designation. The Investor Rights Agreement also provides for consent rights on the same terms as provided under the Certificate of Designation, as well as information rights and preemptive rights.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Investor Rights Agreement which is attached to this Current Report on Form 8-K as Exhibit 10.3 and which is incorporated herein by reference.

Director Indemnification Agreements

On July 16, 2013, the Board approved a form of indemnification agreement for the newly appointed directors Ned Villers and Curt Selquist (the “Water Street Director Indemnification Agreement”) and a form of indemnification agreement for all other existing directors of the Company (the “Director Indemnification Agreement,” together with the Water Street Director Indemnification

Agreement, the “Indemnification Agreements”), and the Company entered into Water Street Indemnification Agreements with Ned Villers and Curt Selquist and Director Indemnification Agreements with Dean H. Bergy, Julianne M. Bowler, Philip R. Chapman, Roy D. Crowninshield, Peter F. Gearen, Gregory P. Rainey and Adrian J.R. Smith.

The Indemnification Agreements generally provide, among other things, for indemnification of the director (the “Indemnitee”) to the fullest extent permitted by applicable law against (i) all liabilities and expenses actually incurred by incurred by or on behalf of Indemnitee in connection with a proceeding other than proceedings by or in the rights of the company or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful and (ii) all liabilities and expenses actually incurred by or on behalf of Indemnitee in connection with a proceeding by or in the right of the Company if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. In addition, the Company, to the fullest extent permitted by applicable law, indemnifies and holds harmless Indemnitee against all liabilities and expenses actually incurred by or on behalf of Indemnitee if, by reason of Indemnitee’s corporate status, Indemnitee is, or is threatened to be made, a party to or participant in any proceeding (including a proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of Indemnification Agreements attached to this Form 8-K as Exhibits 10.4 and 10.5, which are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 16, 2013, the Company acquired Pioneer through the merger of Rockets MI Corporation, a Michigan corporation and wholly-owned subsidiary of the Company (“Merger Sub”), into Pioneer. As a result of the merger, Pioneer has become a wholly owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, dated June 11, 2013 (the “Merger Agreement”), by and among the Company, Pioneer, Merger Sub and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as stockholders’ agent, the Company paid $130 million, subject to certain adjustments, to acquire Pioneer. The transaction was funded through a combination of cash on hand, proceeds of the Term Loan Facility and borrowings under the Revolving Credit Facility, and the proceeds from the private placement of Preferred Stock to WSHP.

The foregoing description of the merger and Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the information set forth in to the Company’s Current Report on Form 8-K filed on June 13, 2013 and the full text of the Merger Agreement, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to “Item 1.01-Credit Facility” is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

On July 16, 2013, the Company issued 50,000 shares of its Preferred Stock to WSHP for an aggregate consideration of $50 million. The transaction was exempt from registration under Section 4(a)(2) of the Securities Act of 1933 because the transaction by the Company did not involve a public offering. Nothing in this Current Report on Form 8-K shall constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.03 Material Modification of Rights of Security Holders.

The information set forth in response to “Item 1.01- Series A Preferred Stock Certificate of Designation” is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 16, 2013, the Board increased its size by two persons and appointed Ned Villers and Curt Selquist to the Board. In addition, the Board appointed Curt Selquist to the compensation committee of the Board. Effective as of July 16, 2013, Ned Villers and Curt Selquist have entered into the Water Street Indemnification Agreements.

Pursuant to the terms of the Investment Agreement, as amended, WSHP purchased 50,000 shares of Preferred Stock for a purchase price of $50 million. Water Street Healthcare Partners II, L.P. (“Fund II”) is the managing member of WSHP. Ned Villers and Curt Selquist serve as partners of the general partner of Fund II.

Reference is made to “Item 1.01- Series A Preferred Stock Certificate of Designation and - Investor Rights Agreement” for information regarding the Company’s issuance of Preferred Stock to WSHP and the voting and other rights associated therewith.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 16, 2013, the Company filed with the Secretary of State of Delaware a Certificate of Ownership and Merger pursuant to which the Company effected a change of its legal name to “RTI Surgical, Inc.” by merging a wholly-owned subsidiary of the Company (formed solely for the purpose of implementing the name change) with and into the Company pursuant to Section 253 of the Delaware General Corporation Law (the “Certificate of Merger”). The Certificate of Merger amended the Company’s Amended and Restated Certificate of Incorporation, as amended, to reflect the change in corporate name. Stockholder approval of the short-form merger was not required, and the Company’s outstanding shares of common stock were not be affected by the change in name.

See Items 1.01 and 3.03 herein for information regarding the Company’s issuance of Preferred Stock.

Item 8.01	Other Events

On July 16, 2013, the Company issued a press release announcing the consummation of the acquisition of Pioneer. A copy of the press release is attached hereto as Exhibit 99.1.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). In addition, these statements are subject to risks associated with the Pioneer’s financial condition, business and operations and the integration of Pioneer’s business with ours. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting the Company’s website at www.rtix.com or the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The financial statements required to be filed pursuant to this Item 9.01(a) are not being filed with this Current Report on Form 8-K. The required financial statements will be filed with the SEC as soon as reasonably practicable, but in no event later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item is not being filed with this Current Report on Form 8-K. The information required by this item will be filed with the SEC as soon as reasonably practicable, but in no event later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of June 11, 2013, by and among RTI Biologics, Inc., Rockets MI Corporation, Pioneer Surgical Technology, Inc. and Shareholder Representative Services LLC, solely in its capacity as the stockholders’ agent (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on June 13, 2013).

Exhibit 3.1	Certificate of Designation of Series A Convertible Preferred Stock of RTI Surgical, Inc., dated July 16, 2013.

Exhibit 3.2	Certificate of Ownership and Merger dated July 16, 2013.

Exhibit 10.1	Second Amended and Restated Loan Agreement dated July 16, 2013 by and among RTI Surgical, Inc., TD Bank, N.A., a national banking association, as administrative agent for the Lenders and each of the Lenders from time to time a party thereto.

Exhibit 10.2	Amendment to Investment Agreement, dated as of July 15, 2013 by and among RTI Biologics, Inc. and WSHP Biologics Holdings, LLC.

Exhibit 10.3	Investor Rights Agreement dated as of July 16, 2013 by and between RTI Surgical, Inc. and WSHP Biologics Holdings, LLC.

Exhibit 10.4	Form of Water Street Director Indemnification Agreement.

Exhibit 10.5	Form of Director Indemnification Agreement.

Exhibit 99.1	Press release issued by RTI Surgical, Inc., dated July 16, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 19, 2013

RTI SURGICAL, INC.

By:	/s/ Robert P. Jordheim
Robert P. Jordheim
Executive Vice President and Chief Financial Officer